United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2021

CHEE CORP. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-216868 (Commission File Number)	32-0509577 (IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296

 (Address of Principal Executive Offices) (Zip Code)

480-225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 8, 2021, Chee Corp., a Nevada corporation (the “Company”), advanced the amount of $25,000 to Klusman Family Holdings, LLC (“KFH”). The obligation to repay the advance was evidenced by a Promissory Note (the “Note”) payable by KFH to the Company. The Note matures on June 30, 2021, is unsecured, bears interest at a rate of 10% per annum, and the unpaid principal and interest may be accelerated upon an event of default as defined thereunder. The proceeds of the advance are to be used by KFH toward the purchase of real property located in Gilbert, Arizona. Aaron Klusman is the sole member of KFH. Mr. Klusman is also Chief Executive Officer and Chairman of the Board of the Company.

The description of the Note is only a summary of the material terms of the Note, does not purport to be a complete description of the Note, and is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Promissory Note payable by Klusman Family Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2021

Chee Corp., a Nevada corporation

By: /s/ Rick Gean

       Rick Gean, CFO, Secretary, and Treasurer

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